UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2006

EXPRESS SYSTEMS CORPORATION.
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 W. Magnolia Street #446 Bellingham WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-661-7830

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 2, 2006, Express Systems Corp. appointed Lazar Levine & Felix LLP as the Company’s auditors and informed Staley, Okada & Partners (“Staley”), its previous independent accountants, that it was no longer using their services. Other than a going concern qualification, Staley’s reports did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principals. The appointment of the auditors was approved by our board of directors. There were no disagreements with Staley on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.

Exhibit 16.1 Former Auditor’s Letter *

Exhibit 16.2 Former Auditor’s Letter *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Express Systems Corporation.

Date: October 5, 2006	By:	/s/ Randle Barrington-Foote
Randle Barrington-Foote President

* Incorporated by reference